SUBSCRIPTION AGREEMENT

September __, 2020

SCWorx Corp.

590 Madison Ave.

New York, NY 10022
Ladies and Gentlemen:

Frank Basile ("**Frank Basile**") hereby subscribes to the purchase of 36,842 shares of common stock ("**Common Stock**") at a purchase price of $3.80 per share and warrants to purchase 46,053 shares of Common Stock at an exercise price of $4.00 per share (the "**Warrants**") of SCWorx Corp., a Delaware corporation (the "**Company**"), for an aggregate purchase price of $140,000 (the "**Offering**"). The Warrants shall expire in five years and have cashless exercise (net exercise) provisions for so long as the Warrants are not registered under the Securities Act of 1933, as amended (the "**Act**").

The Company acknowledges and agrees that Frank Basile advanced $140,000 on May 18, 2020, purchasing 36,842 shares of Common Stock and 46,053 Warrants.

The shares of Common Stock and Warrants are referred to herein as the "**Securities.**" In connection with the purchase of the Securities, Frank Basile acknowledges, warrants and represents to and agrees with the Company as follows:

1. Frank Basile is acquiring the Securities for investment for his own account and without the intention of participating, directly or indirectly, in a distribution of the Securities, and not with a view to resale or any distribution of the Securities, or any portion thereof.

2. Frank Basile has knowledge and experience in financial and business matters and has consulted with his/her/its own professional representatives as he has considered appropriate to assist in evaluating the merits and risks of this investment. Frank Basile has had access to and an opportunity to question the officers of the Company, or persons acting on their behalf, with respect to material information about the Company, and, in connection with the evaluation of this investment, has, to the best of his knowledge, received all information and data with respect to the Company that Frank Basile has requested and which is necessary to enable Frank Basile to make an informed decision regarding the purchase of the Securities. Frank Basile is acquiring the Securities based solely upon his/her/its independent examination and judgment as to the prospects of the Company. Frank Basile is not relying on any representation in connection with the subscription contemplated hereby, except for those representations set forth herein.

3. Frank Basile represents and warrants that he has reviewed the Company's filings with the United States Securities and Exchange Commission (the "**SEC**") through the date hereof. Frank Basile has not in connection with making his investment decision with respect to the Securities, relied on any representation or warranty about the Company, except as set forth herein.

4. The Securities were not offered to Frank Basile by means of publicly disseminated advertisements or sales literature.

5. Frank Basile acknowledges that an investment in the Securities is speculative and involves a high degree of risk and he may have to continue to bear the economic risk of the investment in the Securities for an indefinite period. An investment in the Company involves a high degree of risk.

6. Frank Basile understands that the Company has represented and the Company hereby covenants and agrees that the Company will use the proceeds arising from the purchase price of $140,000 for the Securities, which has already been advanced to the Company, and it has agreed to use such funds, solely and exclusively for purchases of inventory and for resale to its network of hospital and other purchasers and for no other purposes and such proceeds shall not be used for any general, administrative or working capital purposes, nor for the payment of any Company legal fees or expenses (whether previously incurred or incurred in the future).

7. Frank Basile acknowledges that the Securities are being sold to him without registration under any state or federal law requiring the registration of securities for sale, and accordingly will constitute "restricted securities" as defined in Rule 144 of the U.S. Securities and Exchange Commission. Consequently, the transferability of the Securities is restricted by applicable United States Federal and state securities laws. The Securities will not be eligible for resale under Rule 144 until the expiration of six months after the applicable Closing Date, and upon payment of the exercise price under the Warrants, if exercised for cash. The Securities, when issued, will not be registered under the Securities act of 1933, as amended.

8. In consideration of the acceptance of this subscription, Frank Basile agrees that the Securities will not be offered for sale, sold or transferred by Frank Basile other than pursuant to (i) an exemption available under the Act; or (ii) a transaction that is otherwise in compliance with the Act; or (iii) an effective registration under the federal securities law or other jurisdiction applicable to the transaction, an exemption available under such laws, or a transaction that is otherwise in compliance with such laws.

9. Frank Basile understands that no U.S. federal or state agency has passed upon the offering of the Securities or has made any finding or determination as to the fairness of any investment in the Securities.

10. Frank Basile agrees not to disclose or use any information provided to Frank Basile by the Company or any of its agents in connection with the offering of the Securities, except for the purpose of evaluating an investment in the Securities.

11. **FRANK BASILE REPRESENTS AND WARRANTS TO THE COMPANY THAT FRANK BASILE IS AN "ACCREDITED INVESTOR," BECAUSE HE:**

INDIVIDUAL INVESTORS – PLEASE CHECK ALL THAT APPLY:

A. ____Is an Individual with income from all sources for each of the last two full calendar years in excess of (and whose reasonably expected income for this calendar year

will exceed) either of:

(i) $200,000 individual income; or

(ii) $300,000 joint income with spouse. Or,

B. ______Is an Individual with a net worth* as of the date hereof (individually or jointly with your spouse), in excess of $1,000,000.

*Exclude the value of your home and your home mortgage (if it is less than the value of your home) from net worth computation. If the amount of your home mortgage exceeds the value of your home, indicate such excess here: $______________________

INSTITUTIONAL INVESTORS– PLEASE CHECK ALL THAT APPLY

A. _______CORPORATIONS OR PARTNERSHIPS: A Corporation, Partnership, or similar entity that has in excess of five million dollars ($5,000,000.00) of assets and was not formed for the specific purpose of acquiring an Interest in this Private Placement.

B. ________ENTITY OWNED ENTIRELY BY ACCREDITED INVESTORS: A corporation, partnership, private investment company or similar entity each of whose equity owners is a natural person who is an accredited investor. (If this category is checked, please also check the additional category or categories under which each natural person qualifies as an accredited investor.)

C. ______REVOCABLE TRUST: A trust that is revocable by its grantors and each of whose grantors is an accredited investor. (If this category is checked, please also check the additional category or categories under which each grantor qualifies as an accredited investor.)

D. ______IRREVOCABLE TRUST: A trust (other than an ERISA plan) that (1) is not revocable by its grantors, (2) has in excess of Five Million Dollars ($5,000,000.00) of assets,

(3) was not formed for the specific purpose of acquiring an Interest, and (4) is directed by a person who has such knowledge and experience in financial and business matters that such a person is capable of evaluating the merits and risks of an investment in this Private Placement.

E. _______IRA or SIMILAR BENEFIT PLAN: An Individual Retirement Account (IRA), Keogh, or similar benefit plan that covers a natural person who is an accredited investor. (If this category is checks, please also check the additional category or categories under which the natural person covered by the IRA or plan qualifies as an accredited investor.)

F. _______PARTICIPANT-DIRECTED EMPLOYEE BENEFIT PLAN ACCOUNT: A participant-directed employee benefit plan investing at the direction of, and for the account of, a participant who is an accredited investor. (If this category is checked, please also check the additional category or categories under which the participant qualifies as an accredited investor).

G. _______OTHER ERISA PLAN: An employee benefit plan within the meaning of Title I of

the ERISA Act other than a participant-directed plan with total assets in excess of Five Million Dollars ($5,000,000.00) or for which investment decisions (including the decision to purchase an Interest) are made by a bank, registered investment adviser, savings and loan association, or insurance company.

H. ________GOVERNMENT BENEFIT PLAN: A plan established and maintained by a state, municipality, or any agency of a state or municipality, for the benefit of its employees, with total assets in excess of Five Million Dollars ($5,000,000.00).

I. ________NON-PROFIT ENTITY: An organization described in Section 501(c)(3) of the Internal Revenue Code, as amended, with total assets in excess of Five Million Dollars ($5,000,000.00) (including endowment, annuity and life income funds), as shown by the organization's most recent audited financial statements.

OTHER INSTITUTIONAL INVESTOR (check one):

J. ________A bank, as defined in Section 3(a)(2) of the Securities Act (whether acting for its own account or in a fiduciary capacity); or

________A savings and loan association or similar institution, as defined in Section 3(a)(5)(A) of the Securities Act (whether acting for its own account or in a fiduciary capacity); or

________A broker-dealer registered under the Exchange Act of 1934; or

________An insurance company, as defined in Section 2 (13) of the Securities Act of 1933;

or

________A "business development company", as defined in Section 2(a)(48) of the

Investment Company Act; or

________A small business investment company licensed under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended; or

________A "private business development company" as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

Additional Covenants and Agreements.

12. Frank Basile understands that the Company will rely upon his representations and agreements as set forth herein in connection with determining whether or not the sale of the Securities to him complies with applicable securities laws; and Frank Basile agrees to indemnify and hold harmless the Company and its officers, directors, employees and agents from and against any and all costs, liabilities and expenses (including attorneys' fees) arising out of or related in any way to any breach of any of his representations or warranties contained herein.

13. The Company represents and warrants to Frank Basile that its representations and warranties set forth on **Exhibit A** annexed hereto are and shall be true and correct in all material respects. Upon the Closing Date, Company shall provide Frank Basile an officer's certificate duly executed by the Chief Executive Officer and Chief Financial Officer of the Company attesting to the truth and accuracy as the Closing Date of the matters set forth on **Exhibit A** and such additional matters as the Frank Basile may reasonably request as a condition to the purchase of the Securities, unless waived by him.

14. The Company shall bear all costs and expenses associated with removal of legends on the Securities, including any opinion of counsel and transfer agent costs pursuant to Rule 144 under the Act.

[SIGNATURE PAGE FOLLOWS]

The parties hereto intending to be legally bound have executed this Subscription Agreement as of September __, 2020.

SUBSCRIBER

Frank Basile

By: ______________________

Name: Frank Basile

Amount Subscribed	Number of common shares	Number of warrants
$140,000	36,842	46,053

COMPANY ACCEPTANCE OF SUBSCRIPTION

SCWorx Corp.

By: ______________________

~~Mark Schessel, Chief Executive Officer~~
Tim Hannibal, President & COO

ACTIVE 52794513v1

SCHEDULE A

COMPANY INCOMING WIRE INFORMATION:

Bank of America

ABA:	026009593
Account number	139100925312
Account name	Scworx

EXHIBIT A

REPRESENTATIONS AND WARRANTIES OF COMPANY

Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each Purchaser as of the date hereof and at each Closing Date:

Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company's stockholders in connection herewith or therewith. This Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with this Agreement and the Warrants, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company other than restrictions on transfer provided for under the Act. The Common Stock underlying the Warrants, when issued in accordance with the terms of this Agreement and the Warrants, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for under the Act.

SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) of the Exchange Act, for the two years preceding the date hereof (or such shorter period as ~~the Company~~ was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the "SEC Reports"). As of their respective dates, the SEC Reports, taken as a whole with all amendments) complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed and taking into account amendments, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with

applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.